Exhibit 99.1
VMware Reports Fourth Quarter and Fiscal Year 2020 Results

Delivers annual revenue of $10.81 billion; growth of 12% year-over-year
Subscription and SaaS increased 52% year-over-year, representing 18% of total revenue in Q4

PALO ALTO, Calif.,  February 27, 2020—VMware, Inc. (NYSE: VMW), a leading innovator in enterprise software, today announced financial results for the fourth quarter and full fiscal year 2020:
Quarterly Review

•	Revenue for the fourth quarter was $3.07 billion, an increase of 11% from the fourth quarter of fiscal 2019.

•	The combination of subscription and SaaS and license revenue was $1.59 billion, an increase of 14% from the fourth quarter of fiscal 2019.

•	Subscription and SaaS revenue for the fourth quarter was $556 million, an increase of 52% year-over-year.

•
GAAP net income for the fourth quarter was $321 million, or $0.76 per diluted share, compared to $496 million, or $1.17 per diluted share, for the fourth quarter of fiscal 2019. Non-GAAP net income for the fourth quarter was $868 million, or $2.05 per diluted share, up 9% per diluted share compared to $795 million, or $1.87 per diluted share, for the fourth quarter of fiscal 2019.

•
GAAP operating income for the fourth quarter was $250 million, a decrease of 58% from the fourth quarter of fiscal 2019. Non-GAAP operating income for the fourth quarter was $1.05 billion, an increase of 12% from the fourth quarter of fiscal 2019.

•	Operating cash flow for the fourth quarter was $1.09 billion. Free cash flow for the fourth quarter was $1.02 billion.

•	Total revenue plus sequential change in total unearned revenue grew 11% year-over-year.

•	The combination of subscription and SaaS and license revenue plus sequential change in unearned subscription and SaaS and license revenue grew 17% year-over-year.
Annual Review

•	Revenue for fiscal year 2020 was $10.81 billion, an increase of 12% from fiscal 2019.

•	The combination of subscription and SaaS and license revenue for fiscal 2020 was $5.06 billion, an increase of 16% from fiscal year 2019.

•	Subscription and SaaS revenue for fiscal year 2020 was $1.88 billion, an increase of 44% from fiscal year 2019.

•
GAAP net income for fiscal year 2020 was $6.41 billion, or $15.08 per diluted share, compared to $1.65 billion, or $3.92 per diluted share, for fiscal 2019. Non-GAAP net income for fiscal year 2020 was $2.66 billion, or $6.24 per diluted share, up 4% per diluted share compared to $2.52 billion, or $5.98 per diluted share, for fiscal 2019.

•	GAAP operating income for fiscal year 2020 was $1.44 billion, a decrease of 20% from fiscal 2019. Non-GAAP operating income for fiscal year 2020 was $3.26 billion, an increase of 11% from fiscal 2019.

•	Operating cash flow for fiscal year 2020 was $3.87 billion. Free cash flow for fiscal year 2020 was $3.59 billion

•	Cash was $2.91 billion, and unearned revenue was $9.27 billion, as of January 31, 2020.
“VMware delivered over $10 billion in revenue for the first time in company history in fiscal 2020, along with continued double-digit topline growth,” commented Pat Gelsinger, CEO, VMware. “Our results demonstrate the power of our broad-based portfolio and a strategy that continues to resonate with our customers.”

“We signed a record number of enterprise agreements above $10 million in Q4, including a significant increase in the value of subscription and SaaS offerings in the top ten agreements.” said Zane Rowe, executive vice president and CFO, VMware. “Subscription and SaaS revenue grew 52% year-over-year in the fourth quarter to $556 million, and is expected to continue strong growth in fiscal 2021.”

Growth rates in Q4 results include the recast of prior period financial information due to the Pivotal acquisition, which was accounted for as a transaction between entities under common control in accordance with generally accepted accounting principles (GAAP). Effective with the fourth quarter of fiscal year 2020, VMware is presenting a new revenue line item in its earnings reports entitled “subscription and SaaS revenue.” Accordingly, reported revenue consists of the following three components: license, subscription and SaaS, and services. Previously, subscription and SaaS revenue was referred to as “hybrid cloud subscription and SaaS revenue” and was allocated between license and services revenue. The cost of subscription and SaaS revenue was included in both cost of license revenue and cost of services revenue in prior periods and has been reclassified to conform with current period presentation.

To assist investors in their understanding of the impact of (1) combined Pivotal with VMware results in the recast financial statements and (2) reclassifying revenue from two to three categories, the company has posted a slide deck on its Investor Relations webpage at ir.vmware.com. The slide deck details the impact of Pivotal adjustments and the reclassification of revenues on VMware’s fourth quarter of fiscal 2020 results to enable investors to compare VMware’s performance in the quarter to the fourth quarter guidance that VMware provided on its previous quarter earnings call on November 26, 2019, which excluded Pivotal, as the acquisition had not been completed at that time, and did not separate out subscription and SaaS revenue. The slide deck also includes a similar comparison of VMware’s full year fiscal 2020 cash flows to November 26, 2019 guidance and a tabular summary of the differences in key metrics between VMware’s financial statements as previously reported and as recast for the seven fiscal quarters beginning with the first quarter of fiscal 2019 and for full year fiscal 2019.
Business Highlights & Strategic Announcements

•
VMware completed the acquisition of Pivotal on December 30, 2019. The combination of Pivotal’s developer-centric offerings with VMware’s upstream Kubernetes run-time infrastructure and management tools will allow VMware to deliver a comprehensive enterprise solution that enables dramatic improvements in developer productivity in the creation of modern applications.

•
At the RSA Conference, VMware advanced its Intrinsic Security Strategy for the world’s digital infrastructure by announcing “VMware Advanced Security for Cloud Foundation,” a new security suite that enables customers to replace legacy security solutions and deliver unified protection across private and public clouds. Product update announcements also included enhancements to the VMware Carbon Black Cloud and VMware Secure State.

•
VMware showcased how communications service providers (CSPs) across the world—including Millicom, Singtel, Telecom Italia, Telia Company and TIM Brasil—are adopting VMware’s Telco Cloud platform to accelerate time to revenue, automate service lifecycle and simplify operations management. VMware also unveiled new capabilities across its Telco and Edge Cloud product portfolio, including innovations to its telco cloud core, edge and RAN offerings.

•
VMware acquired Nyansa, which enables VMware to deliver an end-to-end network visibility, monitoring and remediation solution within VMware SD-WAN by VeloCloud that can proactively predict client problems, optimize application and network performance and better assure the behavior of critical IoT devices.

•	In the fourth quarter, VMware received further recognition from leading industry analysts:

◦	VMware was positioned as a leader in The Forrester Wave™: Unified Endpoint Management, Q4 2019, which evaluated 13 unified endpoint management (UEM) vendors. VMware’s intelligence-driven digital workspace platform, VMware Workspace ONE, was top ranked in the current offering and strategy categories. The platform also received the highest possible score in the product roadmap, roadmap execution, and partner ecosystem criteria, as well as in all of the report’s market presence criteria (i.e., customer count, Windows 10 customer count, devices under management, and revenue).1

◦	VMware was positioned as a leader in three recent IDC MarketScape reports related to the End-User Computing (EUC) space.[2]

Recast Financial Statements and Addition of Subscription and SaaS Revenue Line item

On December 30, 2019, VMware completed its acquisition of Pivotal. As Pivotal was an entity under common control, pursuant to GAAP, financial statements for prior periods are required to be recast as if the entities were combined for all periods presented. Recast quarterly results on a GAAP and non-GAAP basis, consolidated statements of income and key cash flow metrics for fiscal year 2019 and fiscal year 2020 are included in this earnings press release. All comparisons of fiscal year and fourth quarter 2020 financial metrics to prior periods in this press release are comparisons to the recast financial metrics for the respective prior period.

To assist investors in their understanding of the impact of combining Pivotal with VMware results in the recast financial statements on prior periods and to compare current results to the financial results originally reported for prior periods, VMware is including tables attached to this press release showing the impact of Pivotal adjustments on its previously reported (1) GAAP and non-GAAP net income for each fiscal quarter for fiscal years 2019 and 2020 and for fiscal years 2019 and 2018; (2) fiscal year 2019 balance sheet; and (3) GAAP cash flows from operating activities and free cash flows for each fiscal quarter for fiscal years 2019 and 2020 and for fiscal years 2019 and 2018.

Additionally, effective with the fourth quarter of fiscal year 2020, VMware is presenting a new revenue line item in its earnings reports entitled “subscription and SaaS revenue.” Accordingly, reported revenue consists of the following three components: license, subscription and SaaS, and services. Previously, subscription and SaaS revenue was referred to as “hybrid cloud subscription and SaaS revenue” and was allocated between license and services revenue. In light of VMware’s recent acquisitions, management determined that revenue recognized from subscription and SaaS offerings will be presented separately. The new subscription and SaaS revenue line item includes revenue from VMware’s VCPP cloud offerings that are billed to customers on a consumption basis, revenue from Pivotal and other offerings that are billed on a subscription basis as well as revenue from SaaS offerings such as Workspace ONE and VMware Cloud on AWS. Revenue from prior periods has been reclassified to conform to the fourth quarter fiscal year 2020 presentation and is reflected in the recast quarterly financial statements for fiscal years 2019 and 2020 included in the tables accompanying this earnings press release.
The company will host a conference call today at 1:30 p.m. PT/ 4:30 p.m. ET to review financial results and business outlook. A live web broadcast of the event will be available on the VMware investor relations website at http://ir.vmware.com. Slides will accompany the web broadcast. The replay of the webcast and slides will be available on the website for two months. In addition, six quarters of historical data for unearned revenue will also be made available at http://ir.vmware.com in conjunction with the conference call.

1“The Forrester WaveTM: Unified Endpoint Management, Q4 2019”
2IDC MarketScape: Worldwide Unified Endpoint Management Software 2019-2020 Vendor Assessment (doc # US45355119, November 2019); IDC MarketScape: Worldwide Enterprise Mobility Management Software 2019-2020 Vendor Assessment (doc # US45353719, November 2019); and IDC MarketScape: Worldwide Enterprise Mobility Management Software for Ruggedized/IoT Device Deployments 2019-2020 Vendor Assessment (Doc #US45353819, November 2019)
# # #

About VMware

VMware software powers the world’s complex digital infrastructure. The company’s cloud, app modernization, networking, security, and digital workspace offerings help customers deliver any application on any cloud across any device. Headquartered in Palo Alto, California, VMware is committed to being a force for good, from its breakthrough technology innovations to its global impact. For more information, please visit https://www.vmware.com/company.html.
Additional Information
VMware’s website is located at www.vmware.com, and its investor relations website is located at http://ir.vmware.com. VMware’s goal is to maintain the investor relations website as a portal through which investors can easily find or navigate to pertinent information about VMware, all of which is made available free of charge. The additional information includes: materials that VMware files with the SEC; announcements of investor conferences, speeches and events at which its executives talk about its products, services and competitive strategies; webcasts of its quarterly earnings calls, investor conferences and events (archives of which are also available for a limited time); additional information on its financial metrics, including reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures; press releases on quarterly earnings, product and service announcements, legal developments and international news; corporate governance information; other news, blogs and announcements that VMware may post from time to time that investors may find useful or interesting; and opportunities to sign up for email alerts and RSS feeds to have information pushed in real time.
VMware, Pivotal, VMware Advances Security, Carbon Black, VMware Secure State, Nyansa, VeloCloud, Workspace ONE, VeloCloud, and VMware Cloud are registered trademarks or trademarks of VMware, Inc. or its subsidiaries in the United States and other jurisdictions. All other marks and names mentioned herein may be trademarks of their respective organizations.
Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to VMware’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “About Non-GAAP Financial Measures.”
Forward-Looking Statements
This press release contains forward-looking statements including, among other things, statements regarding expected benefits to customers of VMware’s acquisitions of Pivotal and Nyansa, as well as products, solutions and services, including in areas of modern applications, security, telco and edge cloud, and VMware SD-WAN by Velocloud. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (1) adverse changes in general economic or market conditions; (2) delays or reductions in consumer, government and information technology spending; (3) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into the virtualization software and cloud, end user and mobile computing, and security industries, as well as new product and marketing initiatives by VMware’s competitors; (4) the ability to successfully integrate into VMware acquired companies and assets and smoothly transition services related to divested assets from VMware; (5) rapid technological changes in the virtualization software and cloud, end user, security and mobile computing industries; (6) VMware’s customers’ ability to transition to new products, platforms, services, solutions and computing strategies in such areas as containerization, modern applications, intrinsic security and networking, cloud, digital workspaces, virtualization and the software defined data center, and the uncertainty of their acceptance of emerging technology; (7) VMware’s ability to enter into, maintain and extend strategically effective partnerships and alliances; (8) the continued risk of litigation and regulatory actions, including those related to the Carbon Black and Pivotal acquisitions; (9) VMware’s ability to protect its proprietary technology; (10) changes to product and service development timelines; (11) VMware’s relationship with Dell Technologies and Dell’s ability to control matters requiring stockholder approval, including the election of VMware’s board members and matters relating to Dell’s investment in VMware; (12) VMware’s ability to attract and retain highly qualified employees; (13) the ability of VMware to realize synergies from Dell; (14) risks associated with cyber-attacks, information security and privacy; (15) disruptions resulting from key management changes; (16) risks associated with international sales such as fluctuating currency exchange rates and increased trade barriers; (17) changes in VMware’s financial condition; (18) geopolitical changes such as Brexit and increased tariffs and trade barriers that could adversely impact our non-U.S. sales;

and (19) other business effects, including those related to industry, market, economic, political, regulatory and global health conditions, such as the coronavirus (COVID-19) public health emergency. These forward-looking statements are made as of the date of this press release, are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including VMware’s most recent reports on Form 10-K and Form 10-Q and current reports on Form 8- K that we may file from time to time, which could cause actual results to vary from expectations. VMware assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Contacts:

Paul Ziots
VMware Investor Relations
pziots@vmware.com
650-427-3267

Michael Thacker
VMware Global PR
mthacker@vmware.com
650-427-4454

VMware, Inc.

CONSOLIDATED STATEMENTS OF INCOME
(amounts in millions, except per share amounts, and shares in thousands)
(unaudited)

	Three Months Ended		Twelve Months Ended
	January 31,	February 1,	January 31,	February 1,
	2020	2019(1)	2020	2019(1)
Revenue(2):
License	$1,034	$1,027	$3,181	$3,042
Subscription and SaaS	556	367	1,877	1,303
Services	1,483	1,365	5,753	5,268
Total revenue	3,073	2,759	10,811	9,613
Operating expenses(2)(3):
Cost of license revenue	50	40	166	150
Cost of subscription and SaaS revenue	106	86	400	280
Cost of services revenue	317	292	1,233	1,122
Research and development	676	596	2,522	2,173
Sales and marketing	1,003	889	3,677	3,230
General and administrative	592	258	1,293	846
Realignment and loss on disposition	79	—	79	9
Operating income	250	598	1,441	1,803
Investment income (loss)	20	(7)	60	161
Interest expense	(41)	(34)	(149)	(134)
Other income (expense), net	10	9	86	(1)
Income before income tax	239	566	1,438	1,829
Income tax provision (benefit)	(76)	87	(4,918)	239
Net income	315	479	6,356	1,590
Less: Net loss attributable to non-controlling interests	(6)	(17)	(56)	(60)
Net income attributable to VMware, Inc.	$321	$496	$6,412	$1,650
Net income per weighted-average share attributable to VMware, Inc. common stockholders, basic for Classes A and B	$0.77	$1.19	$15.37	$3.99
Net income per weighted-average share attributable to VMware, Inc. common stockholders, diluted for Classes A and B	$0.76	$1.17	$15.08	$3.92
Weighted-average shares, basic for Classes A and B	417,225	417,499	417,058	413,769
Weighted-average shares, diluted for Classes A and B	424,007	424,630	425,235	421,131
__________
(1)  Adjusted to reflect the recast of prior period information due to the Pivotal Software, Inc. ("Pivotal") acquisition, which was accounted for as a transaction between entities under common control.

(2)  Effective the fourth quarter of fiscal 2020, management decided to separately present revenue recognized from subscription and SaaS offerings. Historically, subscription and SaaS revenue was allocated between license and services revenue. Prior period amounts have been reclassified to conform with current period presentation. Historically, cost of subscription and SaaS revenue was allocated between cost of license revenue and cost of services revenue in prior year. Prior period amounts have been reclassified to conform with current period presentation.

(3) Includes stock-based compensation as follows:
Cost of license revenue	$—	$—	$1	$1
Cost of subscription and SaaS revenue	3	2	13	7
Cost of services revenue	24	16	83	58
Research and development	130	105	459	391
Sales and marketing	91	63	293	226
General and administrative	64	34	168	117

VMware, Inc.

CONSOLIDATED BALANCE SHEETS
(amounts in millions, except per share amounts, and shares in thousands)
(unaudited)

	January 31,	February 1,
	2020	2019(1)
ASSETS
Current assets:
Cash and cash equivalents	$2,915	$3,532
Short-term investments	—	19
Accounts receivable, net of allowance for doubtful accounts of $7 and $6(1)	1,883	1,723
Due from related parties, net	1,457	1,090
Other current assets	436	305
Total current assets	6,691	6,669
Property and equipment, net	1,280	1,162
Other assets	2,266	1,088
Deferred tax assets	5,556	290
Intangible assets, net	1,172	966
Goodwill	9,329	7,418
Total assets	$26,294	$17,593
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$208	$153
Accrued expenses and other	2,151	1,664
Current portion of long-term debt and other borrowings	2,747	—
Unearned revenue	5,218	4,339
Total current liabilities	10,324	6,156
Note payable to Dell	270	270
Long-term debt	2,731	3,972
Unearned revenue	4,050	3,100
Income tax payable	817	889
Operating lease liabilities	746	—
Other liabilities	347	315
Total liabilities	19,285	14,702
Contingencies
Stockholders’ equity:
Class A common stock, par value $0.01; authorized 2,500,000 shares; issued and outstanding 110,484 and 110,715 shares	1	1
Class B convertible common stock, par value $0.01; authorized 1,000,000 shares; issued and outstanding 307,222 and 300,000 shares	3	3
Additional paid-in capital	2,000	2,959
Accumulated other comprehensive loss	(4)	(2)
Retained earnings (Accumulated deficit)	5,009	(1,096)
Total VMware, Inc. stockholders’ equity	7,009	1,865
Non-controlling interests	—	1,026
Total stockholders’ equity	7,009	2,891
Total liabilities and stockholders’ equity	$26,294	$17,593
__________
(1) Adjusted to reflect the recast of prior period information due to the Pivotal acquisition, which was accounted for as a transaction between entities under common control.

VMware, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Three Months Ended		Twelve Months Ended
	January 31,	February 1,	January 31,	February 1,
	2020	2019(1)	2020	2019(1)
Operating activities:
Net income	$315	$479	$6,356	$1,590
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	247	189	873	727
Stock-based compensation	312	220	1,017	800
Deferred income taxes, net	(146)	(52)	(5,284)	(110)
Unrealized (gain) loss on equity securities, net	(1)	—	(31)	14
Loss on disposition	—	1	—	7
(Gain) loss on disposition of assets, revaluation and impairment, net	—	5	(4)	2
Other	6	3	9	11
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(283)	(506)	(119)	(214)
Other current assets and other assets	(224)	(99)	(668)	(347)
Due to/from related parties, net	(673)	(503)	(374)	(480)
Accounts payable	21	(18)	35	105
Accrued expenses and other liabilities	499	411	417	290
Income taxes payable	(38)	(49)	(23)	(40)
Unearned revenue	1,050	939	1,668	1,302
Net cash provided by operating activities	1,085	1,020	3,872	3,657
Investing activities:
Additions to property and equipment	(64)	(68)	(279)	(254)
Purchases of available-for-sale securities	—	—	—	(780)
Sales of available-for-sale securities	—	3,811	—	3,999
Maturities of available-for-sale securities	—	488	—	2,393
Purchases of strategic investments	(12)	(5)	(30)	(8)
Proceeds from disposition of assets	—	3	22	41
Business combinations, net of cash acquired, and purchases of intangible assets	—	(419)	(2,437)	(938)
Net cash paid on disposition of a business	—	—	(4)	(11)
Net cash provided by (used in) investing activities	(76)	3,810	(2,728)	4,442
Financing activities:
Proceeds from the initial public offering of Pivotal, net of issuance costs paid	—	—	—	544
Proceeds from issuance of common stock	14	36	308	259
Borrowings under term loan, net of issuance costs	1,400	—	3,393	—
Borrowings on credit facility, net of debt issuance costs	—	—	—	15
Repayment of term loan	(500)	—	(1,900)	—
Repayments on credit facility	—	—	—	(35)
Repurchase of common stock	(55)	(42)	(1,334)	(42)
Shares repurchased for tax withholdings on vesting of restricted stock	(141)	(129)	(534)	(357)
Payment for Special Dividend	—	(11,000)	—	(11,000)
Payment to acquire non-controlling interests	(1,666)	—	(1,666)	—
Contribution from Dell	—	3	27	44
Payment for common control transaction with Dell	—	—	—	(8)
Principal payments on finance lease obligations	—	—	(1)	—
Net cash used in financing activities	(948)	(11,132)	(1,707)	(10,580)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(2)	—	(2)	1
Net increase (decrease) in cash, cash equivalents and restricted cash	59	(6,302)	(565)	(2,480)
Cash, cash equivalents and restricted cash at beginning of the period	2,972	9,898	3,596	6,076
Cash, cash equivalents and restricted cash at end of the period	$3,031	$3,596	$3,031	$3,596
Supplemental disclosures of cash flow information:
Issuance of VMware Class B common shares for Pivotal Class B common shares held by Dell	$1,101	$—	$1,101	$—
Cash paid for interest	3	3	134	129
Cash paid for taxes, net	86	192	369	399
Non-cash items:
Changes in capital additions, accrued but not paid	$13	$(7)	$18	$9
Changes in tax withholdings on vesting of restricted stock, accrued but not paid	(62)	(44)	(13)	17
__________
(1) Adjusted to reflect the recast of prior period information due to the Pivotal acquisition, which was accounted for as a transaction between entities under common control.

VMware, Inc.

GROWTH IN REVENUE PLUS SEQUENTIAL CHANGE IN UNEARNED REVENUE
(in millions)
(unaudited)

Growth in Total Revenue Plus Sequential Change in Unearned Revenue

	Three Months Ended
	January 31,	February 1,
	2020	2019(1)
Total revenue, as reported	$3,073	$2,759
Sequential change in unearned revenue(2)	1,051	943
Total revenue plus sequential change in unearned revenue	$4,124	$3,702
Change (%) over prior year, as reported	11%

Growth in License and Subscription and SaaS Revenue Plus Sequential Change in Unearned License and Subscription and SaaS Revenue

	Three Months Ended
	January 31,	February 1,
	2020	2019(1)
Total license and subscription and SaaS revenue, as reported	$1,590	$1,394
Sequential change in unearned license and subscription and SaaS revenue	335	253
Total license and subscription and SaaS revenue plus sequential change in unearned license and subscription and SaaS revenue	$1,925	$1,647
Change (%) over prior year, as reported	17%

(1) Adjusted to reflect the recast of prior period information due to the Pivotal acquisition, which was accounted for as a transaction between entities under common control.
(2) Sequential change in unearned revenue consists of the change in total unearned revenue from the preceding quarter. Total unearned revenue consists of current and non-current unearned revenue amounts presented in the consolidated balance sheets.

VMware, Inc.

SUPPLEMENTAL UNEARNED REVENUE SCHEDULE
(in millions)
(unaudited)

	January 31,	November 1,	August 2,	May 3,	February 1,	November 2,
	2020	2019(1)	2019(1)	2019(1)	2019(1)	2018(1)
Unearned revenue as reported:
License	$19	$19	$19	$19	$15	$17
Subscription and SaaS(2)	1,534	1,199	976	953	916	661
Services
Software maintenance	6,700	6,106	6,042	5,754	5,741	5,161
Professional services	1,015	893	851	802	767	657
Total unearned revenue	$9,268	$8,217	$7,888	$7,528	$7,439	$6,496

(1) Adjusted to reflect the recast of prior period information due to the Pivotal acquisition, which was accounted for as a transaction between entities under common control.
(2) Unearned subscription and SaaS revenue was allocated between unearned license revenue and unearned software maintenance revenue in prior periods and has been reclassified to conform with current period presentation.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA
For the Three Months Ended January 31, 2020
(amounts in millions, except per share amounts, and shares in thousands)
(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Realignment Charges	Acquisition, Disposition and Other Items	Certain Litigation and Other Contingencies	Tax Adjustment(1)	Non-GAAP As Adjusted(2)
Operating expenses(3):
Cost of license revenue	$50	—	—	(27)	—	—	—	—	$23
Cost of subscription and SaaS revenue	$106	(3)	—	(25)	—	—	—	—	$79
Cost of services revenue	$317	(24)	(2)	—	—	—	—	—	$291
Research and development	$676	(130)	(2)	—	—	—	—	—	$543
Sales and marketing	$1,003	(91)	—	(34)	—	—	—	—	$881
General and administrative	$592	(64)	(3)	—	—	(84)	(237)	—	$202
Realignment and loss on disposition	$79	—	—	—	(79)	—	—	—	$—
Operating income	$250	312	7	86	79	84	237	—	$1,054
Operating margin(2)	8.1%	10.1%	0.2%	2.8%	2.6%	2.7%	7.7%	—	34.3%
Other income (expense), net(4)	$10	—	—	—	—	(1)	—	—	$10
Income before income tax	$239	312	7	86	79	83	237	—	$1,043
Income tax provision (benefit)	$(76)							242	$166
Tax rate(2)	N/A								16.0%
Net income	$315	312	7	86	79	83	237	(242)	$877
Less: Net income (loss) attributable to non-controlling interests	$(6)	23	—	7	—	1	—	(15)	$9
Net income attributable to VMware, Inc.	$321	289	7	79	79	82	237	(227)	$868
Net income per weighted-average share attributable to VMware, Inc. common stockholders, diluted for Classes A and B(2)(5)	$0.76	$0.68	$0.02	$0.19	$0.19	$0.19	$0.56	$(0.53)	$2.05
N/A - GAAP tax rate was not applicable due to the income tax benefit recorded for the three months ended January 31, 2020.

(1)
Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses, changes to our corporate structure and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

(2)	Totals may not sum, due to rounding. Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(3) Cost of subscription and SaaS revenue was allocated between cost of license revenue and cost of services revenue in prior year and has been reclassified to conform with current period presentation.

(4)	Non-GAAP adjustment to other income (expense), net includes gains or losses on equity investments, whether realized or unrealized.

(5)	Calculated based upon 424,007 diluted weighted-average shares for Classes A and B.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA
For the Three Months Ended February 1, 2019
(amounts in millions, except per share amounts, and shares in thousands)
(unaudited)

	GAAP(1)	Stock-Based Compensation(1)	Employer Payroll Taxes on Employee Stock Transactions(1)	Intangible Amortization(1)	Acquisition, Disposition and Other Items(1)	Tax Adjustment(1)(2)	Non-GAAP As Adjusted(1)(3)
Operating expenses(4):
Cost of license revenue	$40	—	—	(20)	—	—	$20
Cost of subscription and SaaS revenue	$86	(2)	—	(25)	—	—	$58
Cost of services revenue	$292	(16)	—	(1)	(1)	—	$274
Research and development	$596	(105)	—	—	(1)	—	$490
Sales and marketing	$889	(63)	(1)	(17)	(1)	—	$808
General and administrative	$258	(34)	—	—	(55)	—	$169
Realignment and loss on disposition	$—	—	—	—	—	—	$—
Operating income	$598	220	1	63	58	—	$940
Operating margin(3)	21.7%	8.0%	—%	2.3%	2.1%	—	34.1%
Investment income (loss)	$(7)	—	—	—	46	—	$39
Other income (expense), net(5)	$9	—	—	—	2	—	$11
Income before income tax	$566	220	1	63	106	—	$956
Income tax provision	$87					67	$154
Tax rate(3)	15.4%						16.0%
Net income	$479	220	1	63	106	(67)	$802
Less: Net income (loss) attributable to non-controlling interests	$(17)	20	—	7	—	(3)	$7
Net income attributable to VMware, Inc.	$496	200	1	56	106	(64)	$795
Net income per weighted-average share attributable to VMware, Inc. common stockholders, diluted for Classes A and B(3)(6)	$1.17	$0.47	$—	$0.13	$0.25	$(0.15)	$1.87
(1) Adjusted to reflect the recast of prior period information due to the Pivotal acquisition, which was accounted for as a transaction between entities under common control.

(2)
Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments, such as adjustments resulting from the U.S. Tax Cuts and Jobs Act enacted on December 22, 2017 (the "2017 Tax Act"). Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

(3)	Totals may not sum, due to rounding. Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(4) Cost of subscription and SaaS revenue was allocated between cost of license revenue and cost of services revenue in prior year and has been reclassified to conform with current period presentation.

(5)	Non-GAAP adjustment to other income (expense), net includes gains or losses on equity investments, whether realized or unrealized.

(6)	Calculated based upon 424,630 diluted weighted-average shares for Classes A and B.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA
For the Twelve Months Ended January 31, 2020
(amounts in millions, except per share amounts, and shares in thousands)
(unaudited)

	GAAP		Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Realignment Charges	Acquisition, Disposition and Other Items	Certain Litigation and Other Contingencies	Tax Adjustment(1)	Non-GAAP As Adjusted(2)
Operating expenses(3):
Cost of license revenue	$166		(1)	—	(89)	—	—	—	—	$76
Cost of subscription and SaaS revenue	$400		(13)	—	(103)	—	—	—	—	$285
Cost of services revenue	$1,233		(83)	(2)	(2)	—	—	—	—	$1,147
Research and development	$2,522		(459)	(3)	(1)	—	—	—	—	$2,058
Sales and marketing	$3,677		(293)	(6)	(105)	—	—	—	—	$3,273
General and administrative	$1,293		(168)	(3)	—	—	(173)	(237)	—	$711
Realignment and loss on disposition	$79		—	—	—	(79)	—	—	—	$—
Operating income	$1,441		1,017	14	300	79	173	237	—	$3,261
Operating margin(2)	13.3%		9.4%	0.1%	2.8%	0.7%	1.6%	2.2%	—	30.2%
Other income (expense), net(4)	$86		—	—	—	—	(35)	—	—	$50
Income before income tax	$1,438		1,017	14	300	79	138	237	—	$3,222
Income tax provision (benefit)	$(4,918)	(6)							5,432	$514
Tax rate(2)	N/M	(6)								16.0%
Net income	$6,356		1,017	14	300	79	138	237	(5,432)	$2,708
Less: Net income (loss) attributable to non-controlling interests	$(56)		97	—	33	—	3	—	(24)	$53
Net income attributable to VMware, Inc.	$6,412		920	14	267	79	135	237	(5,408)	$2,655
Net income per weighted-average share attributable to VMware, Inc. common stockholders, diluted for Classes A and B(2)(5)	$15.08		$2.16	$0.03	$0.63	$0.19	$0.32	$0.56	$(12.72)	$6.24
N/M - Tax rate calculated on a GAAP basis is not considered meaningful.

(1)
Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses, changes to our corporate structure and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

(2)	Totals may not sum, due to rounding. Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(3) Cost of subscription and SaaS revenue was included in both cost of license revenue and cost of services revenue in prior year and has been reclassified to conform with current period presentation.

(4)	Non-GAAP adjustment to other income (expense), net includes gains or losses on equity investments, whether realized or unrealized.

(5)	Calculated based upon 425,235 diluted weighted-average shares for Classes A and B.

(6)
During the second quarter of fiscal 2020, we completed an intra-group transfer of certain of our intellectual property rights to our Irish subsidiary, where our international business is headquartered. A discrete tax benefit of $4.9 billion was recorded as a deferred tax asset. Due to the impact of the discrete tax benefit of $4.9 billion, the tax rate calculated on a GAAP basis is not considered meaningful.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA
For the Twelve Months Ended February 1, 2019
(amounts in millions, except per share amounts, and shares in thousands)
(unaudited)

	GAAP(1)	Stock-Based Compensation(1)	Employer Payroll Taxes on Employee Stock Transactions(1)	Intangible Amortization(1)	Acquisition, Disposition and Other Items(1)	Tax Adjustment(1)(2)	Non-GAAP As Adjusted(1)(3)
Operating expenses(4):
Cost of license revenue	$150	(1)	—	(85)	—	—	$64
Cost of subscription and SaaS revenue	$280	(7)	—	(89)	—	—	$184
Cost of services revenue	$1,122	(58)	(1)	(3)	(2)	—	$1,058
Research and development	$2,173	(391)	(1)	—	(3)	—	$1,778
Sales and marketing	$3,230	(226)	(4)	(64)	(1)	—	$2,935
General and administrative	$846	(117)	(1)	—	(82)	—	$646
Realignment and loss on disposition	$9	—	—	—	(9)	—	$—
Operating income	$1,803	800	7	241	97	—	$2,948
Operating margin(3)	18.8%	8.3%	0.1%	2.5%	1.0%	—	30.7%
Investment income (loss)	$161	—	—	—	46	—	$207
Other income (expense), net(5)	$(1)	—	—	—	10	—	$9
Income before income tax	$1,829	800	7	241	153	—	$3,030
Income tax provision	$239					247	$486
Tax rate(3)	13.1%						16.0%
Net income	$1,590	800	7	241	153	(247)	$2,544
Less: Net income (loss) attributable to non-controlling interests	$(60)	69	—	24	(1)	(6)	$26
Net income attributable to VMware, Inc.	$1,650	731	7	217	154	(241)	$2,518
Net income per weighted-average share attributable to VMware, Inc. common stockholders, diluted for Classes A and B(3)(6)	$3.92	$1.74	$0.02	$0.51	$0.37	$(0.57)	$5.98
(1) Adjusted to reflect the recast of prior period information due to the Pivotal acquisition, which was accounted for as a transaction between entities under common control.

(2)
Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments, such as adjustments resulting from the 2017 Tax Act. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

(3)	Totals may not sum, due to rounding. Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(4) Cost of subscription and SaaS revenue was included in both cost of license revenue and cost of services revenue in prior year and has been reclassified to conform with current period presentation.

(5)	Non-GAAP adjustment to other income (expense), net includes gains or losses on equity investments, whether realized or unrealized.

(6)	Calculated based upon 421,131 diluted weighted-average shares for Classes A and B.

VMware, Inc.

REVENUE BY TYPE
(in millions)
(unaudited)

	Three Months Ended		Twelve Months Ended
	January 31,	February 1,	January 31,	February 1,
	2020	2019(1)	2020	2019(1)
Revenue:
License	$1,034	$1,027	$3,181	$3,042
Subscription and SaaS(2)	556	367	1,877	1,303
Total license and subscription and SaaS	1,590	1,394	5,058	4,345
Services:
Software maintenance	1,235	1,133	4,754	4,351
Professional services	248	232	999	917
Total services	1,483	1,365	5,753	5,268
Total revenue	$3,073	$2,759	$10,811	$9,613
Percentage of revenue:
License	33.7%	37.2%	29.4%	31.6%
Subscription and SaaS(2)	18.1%	13.3%	17.4%	13.6%
Total license and subscription and SaaS	51.8%	50.5%	46.8%	45.2%
Services:
Software maintenance	40.2%	41.1%	44.0%	45.3%
Professional services	8.0%	8.4%	9.2%	9.5%
Total services	48.2%	49.5%	53.2%	54.8%
Total revenue	100.0%	100.0%	100.0%	100.0%
__________
(1) Adjusted to reflect the recast of prior period information due to the Pivotal acquisition, which was accounted for as a transaction between entities under common control.
(2) Subscription and SaaS revenue was allocated between license revenue and services revenue in prior year and has been reclassified to conform with current period presentation.

VMware, Inc.

REVENUE BY GEOGRAPHY
(in millions)
(unaudited)

	Three Months Ended		Twelve Months Ended
	January 31,	February 1,	January 31,	February 1,
	2020	2019(1)	2020	2019(1)
Revenue:
United States	$1,569	$1,280	$5,405	$4,696
International	1,504	1,479	5,406	4,917
Total revenue	$3,073	$2,759	$10,811	$9,613
Percentage of revenue:
United States	51.1%	46.4%	50.0%	48.9%
International	48.9%	53.6%	50.0%	51.1%
Total revenue	100.0%	100.0%	100.0%	100.0%

(1) Adjusted to reflect the recast of prior period information due to the Pivotal acquisition, which was accounted for as a transaction between entities under common control.

VMware, Inc.

RECONCILIATION OF GAAP CASH FLOWS FROM OPERATING ACTIVITIES
TO FREE CASH FLOWS
(A NON-GAAP FINANCIAL MEASURE)
(in millions)
(unaudited)

	Three Months Ended		Twelve Months Ended
	January 31,	February 1,	January 31,	February 1,
	2020	2019(1)	2020	2019(1)
GAAP cash flows from operating activities	$1,085	$1,020	$3,872	$3,657
Capital expenditures	(64)	(68)	(279)	(254)
Free cash flows	$1,021	$952	$3,593	$3,403
(1) Adjusted to reflect the recast of prior period information due to the Pivotal acquisition, which was accounted for as a transaction between entities under common control.

VMware, Inc.

SUPPLEMENTAL SCHEDULE OF FINANCIAL INFORMATION ADJUSTED FOR PIVOTAL ACQUISITION
(amounts in millions, except per share amounts, and shares in thousands)
(unaudited)
During the fourth quarter of fiscal 2020, VMware acquired Pivotal, which was accounted for as a transaction between entities under common control. This transaction required prior period information to be recast for all periods presented, as if the combination had been in effect since the inception of the common control, which could include eliminations and other adjustments (referred to in the schedules below as "Pivotal Adjustments").
Condensed Consolidated Statements of Income Adjusted for Pivotal Acquisition
The following table presents the condensed consolidated statements of income for the first three quarters of fiscal 2020, the four quarters of fiscal 2019, and the annual periods of fiscal 2019 and fiscal 2018 as adjusted for the Pivotal acquisition (tables in millions, except per share amounts, and shares in thousands):

	Three Months Ended							Twelve Months Ended
	November 1,	August 2,	May 3,	February 1,	November 2,	August 3,	May 4,	February 1,	February 2,
	2019	2019	2019	2019	2018	2018	2018	2019	2018
Revenue:
License	$728	$773	$646	$1,027	$692	$723	$601	$3,042	$2,628
Subscription and SaaS	470	439	411	367	334	308	294	1,303	927
Services	1,458	1,420	1,393	1,365	1,337	1,301	1,264	5,268	4,781
Total revenue	2,656	2,632	2,450	2,759	2,363	2,332	2,159	9,613	8,336
Operating expenses:
Cost of license revenue	42	38	36	40	37	37	36	150	135
Cost of subscription and SaaS revenue	103	97	94	86	72	65	62	280	200
Cost of services revenue	311	306	299	292	279	279	271	1,122	1,072
Research and development	642	614	590	596	551	528	498	2,173	1,917
Sales and marketing	918	888	868	889	786	772	782	3,230	2,723
General and administrative	269	223	209	258	199	203	185	846	722
Realignment and loss on disposition	—	—	—	—	6	1	2	9	104
Operating income	371	466	354	598	433	447	323	1,803	1,463
Investment income (loss)	12	14	14	(7)	63	57	48	161	120
Interest expense	(40)	(34)	(34)	(34)	(33)	(34)	(34)	(134)	(74)
Other income (expense), net	17	41	17	9	(17)	10	(1)	(1)	68
Income before income tax	360	487	351	566	446	480	336	1,829	1,577
Income tax provision (benefit)	(30)	(4,798)	(14)	87	41	64	46	239	1,152
Net income	390	5,285	365	479	405	416	290	1,590	425
Less: Net loss attributable to non-controlling interests	(17)	(18)	(15)	(17)	(17)	(17)	(9)	(60)	(12)
Net income attributable to VMware, Inc.	$407	$5,303	$380	$496	$422	$433	$299	$1,650	$437
Net income per weighted-average share attributable to VMware, Inc. common stockholders, basic for Classes A and B	$0.98	$12.72	$0.91	$1.19	$1.01	$1.04	$0.73	$3.99	$1.07
Net income per weighted-average share attributable to VMware, Inc. common stockholders, diluted for Classes A and B	$0.96	$12.47	$0.89	$1.17	$1.00	$1.03	$0.71	$3.92	$1.04
Weighted-average shares, basic for Classes A and B	416,387	416,983	417,636	417,499	415,930	414,334	409,266	413,769	410,315
Weighted-average shares, diluted for Classes A and B	423,035	425,091	426,697	424,630	422,629	421,421	418,836	421,131	420,887

VMware, Inc.

Reconciliations of GAAP to Non-GAAP Data Adjusted for Pivotal Acquisition
The following tables present the reconciliations of GAAP to non-GAAP data for the first three quarters of fiscal 2020, the four quarters of fiscal 2019, and the annual periods of fiscal 2019 and fiscal 2018 as adjusted for the Pivotal acquisition (tables in millions, except per share amounts):

	Three Months Ended November 1, 2019
	GAAP As Originally Reported	Pivotal Adjustments	Combined GAAP As Adjusted(6)	Non-GAAP Adjustments		Non-GAAP As Adjusted(6)
Operating income	$431	(60)	$371	386	(1)	$758
Income tax provision (benefit)	45	(75)	(30)	147	(2)	118
Net income attributable to VMware, Inc.	$621	(214)	$407	195	(3)	$602

Net income per weighted-average share attributable to VMware, Inc. common stockholders, diluted for Classes A and B(5)(6)	$1.50		$0.96	0.45	(4)	$1.42
__________
(1) Non-GAAP adjustments to operating income include stock-based compensation ($256 million), employer payroll taxes on employee stock transactions ($1 million), intangible amortization ($74 million) and acquisition, disposition and other items ($55 million).
(2) Non-GAAP adjustments to income tax provision (benefit) were $147 million during the three months ended November 1, 2019.
(3) Non-GAAP adjustments to net income attributable to VMware, Inc. include stock-based compensation ($230 million), employer payroll taxes on employee stock transactions ($1 million), intangible amortization ($65 million), acquisition, disposition and other items ($43 million) and tax adjustment (-$144 million).
(4) Non-GAAP adjustments to net income per weighted-average share attributable to VMware, Inc. common stockholders, diluted, include stock-based compensation ($0.54), intangible amortization ($0.15), acquisition, disposition and other items ($0.10) and tax adjustment (-$0.34).
(5) Combined GAAP as adjusted and non-GAAP as adjusted net income per weighted-average share attributable to VMware, Inc. common stockholders, diluted, were calculated based upon 423,035 diluted weighted-average shares for Classes A and B.
(6) Totals may not sum, due to rounding. Net income per weighted-average share attributable to VMware, Inc. common stockholders was calculated based upon the respective underlying, non-rounded data.

	Three Months Ended August 2, 2019
	GAAP As Originally Reported	Pivotal Adjustments	Combined GAAP As Adjusted(6)	Non-GAAP Adjustments		Non-GAAP As Adjusted(6)
Operating income	$523	(57)	$466	330	(1)	$795
Income tax provision (benefit)	(4,925)	127	(4,798)	4,925	(2)	127
Net income attributable to VMware, Inc.	$4,926	377	$5,303	(4,652)	(3)	$650

Net income per weighted-average share attributable to VMware, Inc. common stockholders, diluted for Classes A and B(5)(6)	$11.83		$12.47	(10.94)	(4)	$1.53
__________
(1) Non-GAAP adjustments to operating income include stock-based compensation ($234 million), employer payroll taxes on employee stock transactions ($4 million), intangible amortization ($70 million) and acquisition, disposition and other items ($22 million).
(2) Non-GAAP adjustments to income tax provision (benefit) were $4,925 million during the three months ended August 2, 2019.
(3) Non-GAAP adjustments to net income attributable to VMware, Inc. include stock-based compensation ($208 million), employer payroll taxes on employee stock transactions ($4 million), intangible amortization ($61 million), acquisition, disposition and other items (-$1 million) and tax adjustment (-$4,924 million).
(4) Non-GAAP adjustments to net income per weighted-average share attributable to VMware, Inc. common stockholders, diluted, include stock-based compensation ($0.49), employer payroll taxes on employee stock transactions ($0.01), intangible amortization ($0.14), and tax adjustment (-$11.58).
(5) Combined GAAP as adjusted and non-GAAP as adjusted net income per weighted-average share attributable to VMware, Inc. common stockholders, diluted, were calculated based upon 425,091 diluted weighted-average shares for Classes A and B.
(6) Totals may not sum, due to rounding. Net income per weighted-average share attributable to VMware, Inc. common stockholders was calculated based upon the respective underlying, non-rounded data.

VMware, Inc.

Reconciliations of GAAP to Non-GAAP Data Adjusted for Pivotal Acquisition (cont.)

	Three Months Ended May 3, 2019
	GAAP As Originally Reported	Pivotal Adjustments	Combined GAAP As Adjusted(6)	Non-GAAP Adjustments		Non-GAAP As Adjusted(6)
Operating income	$415	(61)	$354	300	(1)	$654
Income tax provision (benefit)	35	(49)	(14)	118	(2)	104
Net income attributable to VMware, Inc.	$505	(125)	$380	155	(3)	$535

Net income per weighted-average share attributable to VMware, Inc. common stockholders, diluted for Classes A and B(5)(6)	$1.21		$0.89	0.35	(4)	$1.25
__________
(1) Non-GAAP adjustments to operating income include stock-based compensation ($216 million), employer payroll taxes on employee stock transactions ($2 million), intangible amortization ($69 million) and acquisition, disposition and other items ($13 million).
(2) Non-GAAP adjustments to income tax provision (benefit) were $118 million during the three months ended May 3, 2019.
(3) Non-GAAP adjustments to net income attributable to VMware, Inc. include stock-based compensation ($194 million), employer payroll taxes on employee stock transactions ($2 million), intangible amortization ($60 million), acquisition, disposition and other items ($12 million) and tax adjustment (-$113 million).
(4) Non-GAAP adjustments to net income per weighted-average share attributable to VMware, Inc. common stockholders, diluted, include stock-based compensation ($0.45), intangible amortization ($0.14), acquisition, disposition and other items ($0.03) and tax adjustment (-$0.27).
(5) Combined GAAP as adjusted and non-GAAP as adjusted net income per weighted-average share attributable to VMware, Inc. common stockholders, diluted, were calculated based upon 426,697 diluted weighted-average shares for Classes A and B.
(6) Totals may not sum, due to rounding. Net income per weighted-average share attributable to VMware, Inc. common stockholders was calculated based upon the respective underlying, non-rounded data.

	Three Months Ended February 1, 2019
	GAAP As Originally Reported	Pivotal Adjustments	Combined GAAP As Adjusted(6)	Non-GAAP Adjustments		Non-GAAP As Adjusted(6)
Operating income	$664	(66)	$598	342	(1)	$940
Income tax provision	89	(2)	87	67	(2)	153
Net income attributable to VMware, Inc.	$502	(6)	$496	299	(3)	$795

Net income per weighted-average share attributable to VMware, Inc. common stockholders, diluted for Classes A and B(5)(6)	$1.21		$1.17	0.70	(4)	$1.87
__________
(1) Non-GAAP adjustments to operating income include stock-based compensation ($220 million), employer payroll taxes on employee stock transactions ($1 million), intangible amortization ($63 million) and acquisition, disposition and other items ($58 million).
(2) Non-GAAP adjustments to income tax provision were $67 million during the three months ended February 1, 2019.
(3) Non-GAAP adjustments to net income attributable to VMware, Inc. include stock-based compensation ($200 million), employer payroll taxes on employee stock transactions ($1 million), intangible amortization ($56 million), acquisition, disposition and other items ($106 million) and tax adjustment (-$64 million).
(4) Non-GAAP adjustments to net income per weighted-average share attributable to VMware, Inc. common stockholders, diluted, include stock-based compensation ($0.47), intangible amortization ($0.13), acquisition, disposition and other items ($0.25) and tax adjustment (-$0.15).
(5) Combined GAAP as adjusted and non-GAAP as adjusted net income per weighted-average share attributable to VMware, Inc. common stockholders, diluted, were calculated based upon 424,630 diluted weighted-average shares for Classes A and B.
(6) Totals may not sum, due to rounding. Net income per weighted-average share attributable to VMware, Inc. common stockholders was calculated based upon the respective underlying, non-rounded data.

VMware, Inc.

Reconciliations of GAAP to Non-GAAP Data Adjusted for Pivotal Acquisition (cont.)

	Three Months Ended November 2, 2018
	GAAP As Originally Reported	Pivotal Adjustments	Combined GAAP As Adjusted(6)	Non-GAAP Adjustments		Non-GAAP As Adjusted(6)
Operating income	$495	(62)	$433	287	(1)	$720
Income tax provision	11	30	41	79	(2)	120
Net income attributable to VMware, Inc.	$334	88	$422	200	(3)	$622

Net income per weighted-average share attributable to VMware, Inc. common stockholders, diluted for Classes A and B(5)(6)	$0.81		$1.00	0.47	(4)	$1.47
__________
(1) Non-GAAP adjustments to operating income include stock-based compensation ($211 million), employer payroll taxes on employee stock transactions ($2 million), intangible amortization ($60 million) and acquisition, disposition and other items ($14 million).
(2) Non-GAAP adjustments to income tax provision were $79 million during the three months ended November 2, 2018.
(3) Non-GAAP adjustments to net income attributable to VMware, Inc. include stock-based compensation ($192 million), employer payroll taxes on employee stock transactions ($2 million), intangible amortization ($53 million), acquisition, disposition and other items ($30 million) and tax adjustment (-$77 million).
(4) Non-GAAP adjustments to net income per weighted-average share attributable to VMware, Inc. common stockholders, diluted, include stock-based compensation ($0.45), intangible amortization ($0.13), acquisition, disposition and other items ($0.07) and tax adjustment (-$0.18).
(5) Combined GAAP as adjusted and non-GAAP as adjusted net income per weighted-average share attributable to VMware, Inc. common stockholders, diluted, were calculated based upon 422,629 diluted weighted-average shares for Classes A and B.
(6) Totals may not sum, due to rounding. Net income per weighted-average share attributable to VMware, Inc. common stockholders was calculated based upon the respective underlying, non-rounded data.

	Three Months Ended August 3, 2018
	GAAP As Originally Reported	Pivotal Adjustments	Combined GAAP As Adjusted(6)	Non-GAAP Adjustments		Non-GAAP As Adjusted(6)
Operating income	$509	(62)	$447	267	(1)	$714
Income tax provision	128	(64)	64	54	(2)	118
Net income attributable to VMware, Inc.	$644	(211)	$433	180	(3)	$613

Net income per weighted-average share attributable to VMware, Inc. common stockholders, diluted for Classes A and B(5)(6)	$1.56		$1.03	0.42	(4)	$1.45
__________
(1) Non-GAAP adjustments to operating income include stock-based compensation ($196 million), employer payroll taxes on employee stock transactions ($2 million), intangible amortization ($60 million) and acquisition, disposition and other items ($9 million).
(2) Non-GAAP adjustments to income tax provision were $54 million during the three months ended August 3, 2018.
(3) Non-GAAP adjustments to net income attributable to VMware, Inc. include stock-based compensation ($177 million), employer payroll taxes on employee stock transactions ($2 million), intangible amortization ($53 million), acquisition, disposition and other items ($1 million) and tax adjustment (-$53 million).
(4) Non-GAAP adjustments to net income per weighted-average share attributable to VMware, Inc. common stockholders, diluted, include stock-based compensation ($0.42), intangible amortization ($0.13) and tax adjustment (-$0.13).
(5) Combined GAAP as adjusted and non-GAAP as adjusted net income per weighted-average share attributable to VMware, Inc. common stockholders, diluted, were calculated based upon 421,421 diluted weighted-average shares for Classes A and B.
(6) Totals may not sum, due to rounding. Net income per weighted-average share attributable to VMware, Inc. common stockholders was calculated based upon the respective underlying, non-rounded data.

VMware, Inc.

Reconciliations of GAAP to Non-GAAP Data Adjusted for Pivotal Acquisition (cont.)

	Three Months Ended May 4, 2018
	GAAP As Originally Reported	Pivotal Adjustments	Combined GAAP As Adjusted(6)	Non-GAAP Adjustments		Non-GAAP As Adjusted(6)
Operating income	$382	(59)	$323	248	(1)	$572
Income tax provision	233	(187)	46	48	(2)	94
Net income attributable to VMware, Inc.	$942	(643)	$299	189	(3)	$488

Net income per weighted-average share attributable to VMware, Inc. common stockholders, diluted for Classes A and B(5)(6)	$2.29		$0.71	0.45	(4)	$1.16
__________
(1) Non-GAAP adjustments to operating income include stock-based compensation ($172 million), employer payroll taxes on employee stock transactions ($2 million), intangible amortization ($59 million) and acquisition, disposition and other items ($15 million).
(2) Non-GAAP adjustments to income tax provision were $48 million during the three months ended May 4, 2018.
(3) Non-GAAP adjustments to net income attributable to VMware, Inc. include stock-based compensation ($161 million), employer payroll taxes on employee stock transactions ($2 million), intangible amortization ($55 million), acquisition, disposition and other items ($18 million) and tax adjustment (-$47 million).
(4) Non-GAAP adjustments to net income per weighted-average share attributable to VMware, Inc. common stockholders, diluted, include stock-based compensation ($0.39), intangible amortization ($0.13), acquisition, disposition and other items ($0.04) and tax adjustment (-$0.11).
(5) Combined GAAP as adjusted and non-GAAP as adjusted net income per weighted-average share attributable to VMware, Inc. common stockholders, diluted, were calculated based upon 418,836 diluted weighted-average shares for Classes A and B.
(6) Totals may not sum, due to rounding. Net income per weighted-average share attributable to VMware, Inc. common stockholders was calculated based upon the respective underlying, non-rounded data.

	Twelve Months Ended February 1, 2019
	GAAP As Originally Reported	Pivotal Adjustments	Combined GAAP As Adjusted(6)	Non-GAAP Adjustments		Non-GAAP As Adjusted(6)
Operating income	$2,050	(247)	$1,803	1,145	(1)	$2,948
Income tax provision	461	(222)	239	247	(2)	486
Net income attributable to VMware, Inc.	$2,422	(772)	$1,650	868	(3)	$2,518

Net income per weighted-average share attributable to VMware, Inc. common stockholders, diluted for Classes A and B(5)(6)	$5.85		$3.92	2.07	(4)	$5.98
__________
(1) Non-GAAP adjustments to operating income include stock-based compensation ($800 million), employer payroll taxes on employee stock transactions ($7 million), intangible amortization ($241 million) and acquisition, disposition and other items ($97 million).
(2) Non-GAAP adjustments to income tax provision were $247 million during the twelve months ended February 1, 2019.
(3) Non-GAAP adjustments to net income attributable to VMware, Inc. include stock-based compensation ($731 million), employer payroll taxes on employee stock transactions ($7 million), intangible amortization ($217 million), acquisition, disposition and other items ($154 million) and tax adjustment (-$241 million).
(4) Non-GAAP adjustments to net income per weighted-average share attributable to VMware, Inc. common stockholders, diluted, include stock-based compensation ($1.74), employer payroll taxes on employee stock transactions ($0.02), intangible amortization ($0.51), acquisition, disposition and other items ($0.37) and tax adjustment (-$0.57).
(5) Combined GAAP as adjusted and non-GAAP as adjusted net income per weighted-average share attributable to VMware, Inc. common stockholders, diluted, were calculated based upon 421,131 diluted weighted-average shares for Classes A and B.
(6) Totals may not sum, due to rounding. Net income per weighted-average share attributable to VMware, Inc. common stockholders was calculated based upon the respective underlying, non-rounded data.

VMware, Inc.

Reconciliations of GAAP to Non-GAAP Data Adjusted for Pivotal Acquisition (cont.)

	Twelve Months Ended February 2, 2018
	GAAP As Originally Reported	Pivotal Adjustments	Combined GAAP As Adjusted(6)	Non-GAAP Adjustments		Non-GAAP As Adjusted(6)
Operating income	$1,702	(239)	$1,463	1,026	(1)	$2,489
Income tax provision	1,155	(3)	1,152	(627)	(2)	525
Net income attributable to VMware, Inc.	$659	(222)	$437	1,578	(3)	$2,016

Net income per weighted-average share attributable to VMware, Inc. common stockholders, diluted for Classes A and B(5)(6)	$1.59		$1.04	3.74	(4)	$4.79
__________
(1) Non-GAAP adjustments to operating income include stock-based compensation ($712 million), employer payroll taxes on employee stock transactions ($6 million), intangible amortization ($174 million) and acquisition, disposition and other items ($134 million).
(2) Non-GAAP adjustments to income tax provision were -$627 million during the twelve months ended February 2, 2018.
(3) Non-GAAP adjustments to net income attributable to VMware Inc. include stock-based compensation ($683 million), employer payroll taxes on employee stock transactions ($6 million), intangible amortization ($172 million), acquisition, disposition and other items ($88 million), loss on share repurchase ($2 million) and tax adjustment ($627 million).
(4) Non-GAAP adjustments to net income per weighted-average share attributable to VMware, Inc. common stockholders, diluted, include stock-based compensation ($1.62), employer payroll taxes on employee stock transactions ($0.01), intangible amortization ($0.41), acquisition, disposition and other items ($0.21) and tax adjustment ($1.49).
(5) Combined GAAP as adjusted and non-GAAP as adjusted net income per weighted-average share attributable to VMware, Inc. common stockholders, diluted, were calculated based upon 420,887 diluted weighted-average shares for Classes A and B.
(6) Totals may not sum, due to rounding. Net income per weighted-average share attributable to VMware, Inc. common stockholders was calculated based upon the respective underlying, non-rounded data.

VMware, Inc.

Condensed Consolidated Balance Sheet Adjusted for Pivotal Acquisition
The following table presents the condensed consolidated balance sheet for fiscal 2019 as originally reported and as adjusted for the Pivotal acquisition (tables in millions):

	February 1, 2019
	GAAP As Originally Reported	Pivotal Adjustments	Combined GAAP As Adjusted
ASSETS
Current assets:
Cash and cash equivalents	$2,830	702	$3,532
Short-term investments	19	—	19
Accounts receivable, net of allowance for doubtful accounts	1,576	147	1,723
Due from related parties, net	937	153	1,090
Other current assets	289	16	305
Total current assets	5,651	1,018	6,669
Property and equipment, net	1,133	29	1,162
Other assets	1,853	(765)	1,088
Deferred tax assets	103	187	290
Intangible assets, net	541	425	966
Goodwill	5,381	2,037	7,418
Total assets	$14,662	2,931	$17,593
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$135	18	$153
Accrued expenses and other	1,593	71	1,664
Unearned revenue	3,968	371	4,339
Total current liabilities	5,696	460	6,156
Note payable to Dell	270	—	270
Long-term debt	3,972	—	3,972
Unearned revenue	3,010	90	3,100
Income tax payable	889	—	889
Other liabilities	274	41	315
Total liabilities	14,111	591	14,702
Contingencies
Stockholders’ equity:
Class A common stock	1	—	1
Class B convertible common stock	3	—	3
Additional paid-in capital	531	2,428	2,959
Accumulated other comprehensive income (loss)	2	(4)	(2)
Retained earnings (Accumulated deficit)	14	(1,110)	(1,096)
Total VMware, Inc. stockholders’ equity	551	1,314	1,865
Non-controlling interests	—	1,026	1,026
Total stockholders’ equity	551	2,340	2,891
Total liabilities and stockholders’ equity	$14,662	2,931	$17,593

VMware, Inc.

Reconciliation of GAAP Cash Flows from Operating Activities to Free Cash Flows Adjusted for Pivotal Acquisition
The following table presents the reconciliation of GAAP cash flows from operating activities to free cash flows as adjusted for the Pivotal acquisition for the first three quarters of fiscal 2020, the four quarters of fiscal 2019, and the annual periods of fiscal 2019 and fiscal 2018 (table in millions):

	Three Months Ended							Twelve Months Ended
	November 1,	August 2,	May 3,	February 1,	November 2,	August 3,	May 4,	February 1,	February 2,
	2019	2019	2019	2019	2018	2018	2018	2019	2018
GAAP cash flows from operating activities	$751	$641	$1,395	$1,020	$733	$805	$1,101	$3,657	$3,101
Capital expenditures	(52)	(91)	(73)	(68)	(60)	(63)	(63)	(254)	(276)
Free cash flows	$699	$550	$1,322	$952	$673	$742	$1,038	$3,403	$2,825
The following tables present the reconciliation of GAAP cash flows from operating activities to free cash flows as originally reported and as adjusted for the Pivotal acquisition for the first three quarters of fiscal 2020, the four quarters of fiscal 2019, and the annual periods of fiscal 2019 and fiscal 2018 (tables in millions):

	Three Months Ended November 1, 2019
	As Originally Reported	Pivotal Adjustments	Combined As Adjusted
GAAP cash flows from operating activities	$810	(59)	$751
Capital expenditures	(50)	(2)	(52)
Free cash flows	$760	(61)	$699

	Three Months Ended August 2, 2019
	As Originally Reported	Pivotal Adjustments	Combined As Adjusted
GAAP cash flows from operating activities	$699	(58)	$641
Capital expenditures	(88)	(3)	(91)
Free cash flows	$611	(61)	$550

	Three Months Ended May 3, 2019
	As Originally Reported	Pivotal Adjustments	Combined As Adjusted
GAAP cash flows from operating activities	$1,273	122	$1,395
Capital expenditures	(71)	(2)	(73)
Free cash flows	$1,202	120	$1,322

VMware, Inc.

Reconciliation of GAAP Cash Flows from Operating Activities to Free Cash Flows Adjusted for Pivotal Acquisition (cont.)

	Three Months Ended February 1, 2019
	As Originally Reported	Pivotal Adjustments	Combined As Adjusted
GAAP cash flows from operating activities	$1,012	8	$1,020
Capital expenditures	(66)	(2)	(68)
Free cash flows	$946	6	$952

	Three Months Ended November 2, 2018
	As Originally Reported	Pivotal Adjustments	Combined As Adjusted
GAAP cash flows from operating activities	$769	(36)	$733
Capital expenditures	(57)	(3)	(60)
Free cash flows	$712	(39)	$673

	Three Months Ended August 3, 2018
	As Originally Reported	Pivotal Adjustments	Combined As Adjusted
GAAP cash flows from operating activities	$787	18	$805
Capital expenditures	(61)	(2)	(63)
Free cash flows	$726	16	$742

	Three Months Ended May 4, 2018
	As Originally Reported	Pivotal Adjustments	Combined As Adjusted
GAAP cash flows from operating activities	$1,095	6	$1,101
Capital expenditures	(61)	(2)	(63)
Free cash flows	$1,034	4	$1,038

	Twelve Months Ended February 1, 2019
	As Originally Reported	Pivotal Adjustments	Combined As Adjusted
GAAP cash flows from operating activities	$3,663	(6)	$3,657
Capital expenditures	(245)	(9)	(254)
Free cash flows	$3,418	(15)	$3,403

VMware, Inc.

Reconciliation of GAAP Cash Flows from Operating Activities to Free Cash Flows Adjusted for Pivotal Acquisition (cont.)

	Twelve Months Ended February 2, 2018
	As Originally Reported	Pivotal Adjustments	Combined As Adjusted
GAAP cash flows from operating activities	$3,218	(117)	$3,101
Capital expenditures	(263)	(13)	(276)
Free cash flows	$2,955	(130)	$2,825

VMware, Inc.

About Non-GAAP Financial Measures
To provide investors and others with additional information regarding VMware’s results, VMware has disclosed in this earnings release the following non-GAAP financial measures: non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share and free cash flow. VMware has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. These non-GAAP financial measures, other than free cash flow, differ from GAAP in that they exclude stock-based compensation, employer payroll taxes on employee stock transactions, amortization of acquired intangible assets, realignment charges, acquisition, disposition and other items, certain litigation and other contingencies, loss on share repurchase and discrete items that impacted our GAAP tax rate, each as discussed below. Our non-GAAP financial measures also reflect the application of our non-GAAP tax rate. Free cash flow differs from GAAP cash flow from operating activities with respect to the treatment of capital expenditures.
VMware’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, to calculate bonus payments and to evaluate VMware’s financial performance, the performance of its individual functional groups and the ability of operations to generate cash. Management believes these non-GAAP financial measures reflect VMware’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in VMware’s business, as they exclude charges and gains that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating VMware’s operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. Additionally, management believes information regarding free cash flow provides investors and others with an important perspective on the cash available to make strategic acquisitions and investments, to repurchase shares, to fund ongoing operations and to fund other capital expenditures.
Management believes these non-GAAP financial measures are useful to investors and others in assessing VMware’s operating performance due to the following factors:

•
Stock-based compensation. Stock-based compensation is generally fixed at the time the stock-based instrument is granted and amortized over a period of several years. Although stock-based compensation is an important aspect of the compensation of VMware’s employees and executives, the expense for the fair value of the stock-based instruments VMware utilizes may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards. Management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of VMware’s core business.

•
Employer payroll taxes on employee stock transactions. The amount of employer payroll taxes on stock-based compensation is dependent on VMware’s stock price and other factors that are beyond VMware’s control and do not correlate to the operation of the business.

•
Amortization of acquired intangible assets. A portion of the purchase price of VMware’s acquisitions is generally allocated to intangible assets, such as intellectual property, and is subject to amortization. However, VMware does not acquire businesses on a predictable cycle. Additionally, the amount of an acquisition’s purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition. Therefore, VMware believes that the presentation of non-GAAP financial measures that adjust for the amortization of intangible assets provides investors and others with a consistent basis for comparison across accounting periods.

•
Realignment charges. Realignment charges include workforce reductions, asset impairments, losses on asset disposals and costs to exit facilities. VMware’s management believes it is useful to exclude these items, when significant, as they are not reflective of VMware’s core business and operating results.

•
Acquisition, disposition and other items. As VMware does not acquire or dispose of businesses on a predictable cycle and the terms of each transaction can vary significantly and are unique to each transaction, VMware believes it is useful to exclude acquisition, disposition and other items when looking for a consistent basis for comparison across accounting periods. These items include:

•	Direct costs of acquisitions and dispositions, such as transaction and advisory fees.

•	Costs associated with integrating acquired businesses.

•	Accruals for the portion of merger consideration payable in installments that may be paid in cash or VMware stock, at the option of VMware.

•	Gains or losses on equity investments, whether realized or unrealized.

•	Charges recognized for non-recoverable strategic investments or gains recognized on the disposition of strategic investments.

VMware, Inc.

•
Gains or losses on sale or disposal of distinct lines of business or product offerings, or transactions with features similar to discontinued operations, including recoveries or charges recognized to adjust the fair value of assets that qualify as “held for sale.”

•
Certain litigation and other contingencies. VMware, from time to time, may incur charges or benefits that are outside of the ordinary course of VMware’s business related to litigation and other contingencies. VMware believes it is useful to exclude such charges or benefits because it does not consider such amounts to be part of the ongoing operation of VMware’s business and because of the singular nature of the claims underlying such matters.

•
Gain or loss on share repurchase. In December 2016, VMware entered into a stock purchase agreement with Dell and Dell’s wholly-owned subsidiary, EMC Equity Assets LLC, pursuant to which VMware agreed to purchase $500 million of VMware Class A common stock. The derivative asset was measured at fair value on a recurring basis and resulted in the recognition of gains and losses, which were recorded to other income (expense), net on the condensed consolidated statements of income. On February 15, 2017, the stock purchase agreement with Dell was completed. VMware’s management believes it is useful to exclude the mark-to-market adjustment on the derivative asset, as it is not reflective of VMware’s core business and operating results.

•
Tax adjustment. Non-GAAP financial information for the quarter is adjusted for a tax rate equal to VMware’s annual estimated tax rate on non-GAAP income. This rate is based on VMware’s estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating VMware’s non-GAAP income as well as significant tax adjustments. VMware’s estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that VMware management believes materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses, changes to our corporate structure and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to VMware’s estimated annual tax rates as described above, the estimated tax rate on non-GAAP income may differ from the GAAP tax rate and from VMware’s actual tax liabilities.

Additionally, VMware’s management believes that the non-GAAP financial measure of free cash flow is meaningful to investors because management reviews cash flow generated from operations after taking into consideration capital expenditures due to the fact that these expenditures are considered to be a necessary component of ongoing operations.
The use of non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense that affect VMware’s operations. Specifically, in the case of stock-based compensation, if VMware did not pay out a portion of its compensation in the form of stock-based compensation and related employer payroll taxes, the cash salary expense included in operating expenses would be higher, which would affect VMware’s cash position. VMware compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP and should not be considered measures of VMware’s liquidity. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited.
Management encourages investors and others to review VMware’s financial information in its entirety and not rely on a single financial measure.